Exhibit 23.1

[WEINBERG & COMPANY, P.A. LETTERHEAD]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Save The World Air, Inc.

We hereby consent to the incorporation by reference in the previously filed Registration Statement of Save The World Air, Inc (a Development Stage Enterprise) on Form S-8 (File No. 333-122210) of our report, dated April 11, 2005, appearing in this Annual Report on Form 10-KSB of Save The World Air, Inc (a Development Stage Enterprise) for the year ended December 31, 2004.

/s/ WEINBERG & COMPANY, P.A.

WEINBERG & COMPANY, P.A.

Boca Raton, Florida
April 25, 2005